                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement of General Surgical Innovations, Inc. on Form S-8 (File No. 333-10305 and No. 333-44791) of our reports dated July 23, 1999, on our audits of the financial statements and financial statement schedule of General Surgical Innovations, Inc. as of June 30, 1999 and 1998 and for the years ended June 30, 1999, 1998 and 1997 which reports are included in this Annual Report on Form 10-K for the year ended June 30, 1999.



San Jose, California              PricewaterhouseCoopers LLP
September 16, 1999

                   INDEPENDENT ACCOUNTANTS' REPORT ON SCHEDULE

To The Board of Directors and Shareholders of General Surgical
Innovations, Inc.:

         Our audits of the financial statements referred to in our report dated July 23, 1999, appearing on page 38 of this Form 10-K also included an audit of the financial statement schedule listed in Item 14 (a) (2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.



                                  PricewaterhouseCoopers LLP


San Jose, California
July 23, 1999

                       GENERAL SURGICAL INNOVATIONS, INC.

                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)


                                             BALANCE AT          CHARGED IN
                                            BEGINNING OF          COSTS AND                              BALANCE AT
DESCRIPTION                                     PERIOD             EXPENSES          DEDUCTIONS      END OF PERIOD
--------------                              ------------         ----------          ----------      -------------
Year ended June 30, 1999
      Allowance for doubtful accounts:      $      72            $     118           $     (21)      $    169
      Allowance for sales returns:          $      --            $     541           $    (360)      $    181

Year ended June 30, 1998
      Allowance for doubtful accounts:      $      47            $      59           $     (34)      $     72
      Allowance for sales returns:          $      --            $      --           $      --       $     --

Year ended June 30, 1997
      Allowance for doubtful accounts:      $      78            $      --           $     (31)      $     47
      Allowance for sales returns:          $      --            $      --           $      --       $     --

                                       S-2